U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2013

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-6549	04-2240991
(Commission File Number)	(I.R.S. Employer Identification No.)

829 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS	01821
(Address of Principal Executive Offices)	(Zip Code)

(978) 262-8700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2013, the board of directors (the “Board”) of American Science and Engineering, Inc. (the “Company”) increased the number of directors of the Company from eight to nine and unanimously elected Jennifer L. Vogel to fill the vacancy, effective as of April 8, 2013.  Ms. Vogel will serve until the next annual meeting of stockholders, at which time the Board intends to nominate her for election to the Board by the Company’s stockholders. The Board has not yet determined on which Board committees, if any, Ms. Vogel will serve.

As a member of the Board, Ms. Vogel will receive an annual cash retainer of $33,000, paid quarterly in advance, and a fixed value ($110,000) restricted stock award granted annually on the date of the annual meeting of stockholders and which vests in equal monthly increments over a one-year period.

There is no arrangement or understanding between Ms. Vogel and any other person with respect to Ms. Vogel’s election to the Board and there are no related party transactions between Ms. Vogel and the Company that would require disclosure under Item 404(a) of Regulation S-K.

As previously reported on Current Form 8-K filed on March 15, 2013, the Board on March 13, 2013 appointed Charles P. Dougherty, the Company’s new President and Chief Executive officer, to the Board, effective April 8, 2013. The Board also accepted the retirement of Anthony R. Fabiano, Mr. Dougherty’s predecessor, from the Board, effective March 31, 2013.

A copy of the press release announcing Ms. Vogel’s election to the Board is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit Number	Description
99.1	Press Release of American Science and Engineering, Inc. dated April 4, 2013 announcing the election of Jennifer L. Vogel to the Board of Directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 4, 2013	AMERICAN SCIENCE AND ENGINEERING, INC.

	By:	/s/ Kenneth J. Galaznik
Kenneth J. Galaznik
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of American Science and Engineering, Inc. dated April 4, 2013 announcing the election of Jennifer L. Vogel to the Board of Directors of the Company